Exhibit 99.1

CHF Solutions, Inc. Announces Pricing of Common Stock Offering

EDEN PRAIRIE, Minn., June 29, 2018 (GLOBE NEWSWIRE) -- CHF Solutions, Inc. (NASDAQ:CHFS) today announced the pricing of an underwritten public offering of 2,214,930 shares of its common stock at a price to the public of $2.12 per share, for gross proceeds of $4.7 million prior to deducting underwriting discounts and commissions and offering expenses payable by CHF Solutions.  CHF Solutions has granted the underwriters an option, exercisable in whole or in part for 45 days, to purchase up to an additional 332,239 shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE American:LTS), is acting as sole book-running manager in connection with the offering. Dawson James Securities, Inc. is acting as co-manager for the offering.

The company intends to use the net proceeds for the offering for general corporate purposes, including the expansion of its field sales force and commercial organization.

The closing of the offering is expected to take place on or about July 3, 2018, subject to the satisfaction or waiver of customary closing conditions.

The offering is made pursuant to a shelf registration statement on Form S-3 (File No. 333-224881) that was filed by the company with the Securities and Exchange Commission (SEC) and was declared effective on May 23, 2018.  A preliminary prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC and a final prospectus supplement and the accompanying prospectus relating to this offering will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering may be obtained, when available, from Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, NY 10172, or by email at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About CHF Solutions

CHF Solutions, Inc. (Nasdaq:CHFS) is a medical device company focused on commercializing the Aquadex FlexFlow system for Aquapheresis® therapy. The Aquadex FlexFlow system is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. All treatments must be administered by a healthcare provider, under physician prescription, both of whom having received training in extracorporeal therapies. The company’s mission is to predict, measure, and control patient fluid balance through science, collaboration, and innovative medical technology. CHF Solutions is a Delaware corporation headquartered in Minneapolis, Minnesota with wholly owned subsidiaries in Australia and Ireland. The company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the closing of the offering of securities and the anticipated use of the net proceeds therefrom.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our recently announced strategic realignment, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS:
INVESTORS:
Claudia Napal Drayton
Chief Financial Officer
CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com
-or-
Bret Shapiro
Managing Partner
CORE IR
516-222-2560
brets@coreir.com
www.coreir.com

MEDIA
Jules Abraham
JQA Partners, Inc.
917-885-7378
jabraham@jqapartners.com